                                                                   EXHIBIT 10.20

                                     LEASE

                                    BETWEEN

                   BRITANNIA HACIENDA IV LIMITED PARTNERSHIP
                                 ("Landlord")

                                      and

                               DOCUMENTUM, INC.
                                  ("Tenant")

TABLE OF CONTENTS

 1.     PREMISES.............................................   1
        1.1. Premises........................................   1
        1.2. Landlord's Reserved Rights......................   1

 2.     TERM ................................................   2
        2.1. Term............................................   2
        2.2. Early Possession................................   3
        2.3. Delay in Possession.............................   3
        2.4. Construction....................................   3
        2.5. Acknowledgement of Lease Commencement...........   4
        2.6. Holding Over....................................   4
        2.7. Option to Extend Term...........................   4

 3.     RENTAL................................................  5
        3.1. Minimum Rental...................................  5
        3.2. Late Charge......................................  7

 4.     TAXES.................................................  7
        4.1. Personal Property................................  7
        4.2. Real Property....................................  7

 5.     OPERATING EXPENSES....................................  8
        5.1. Payment Of Operating Expenses....................  8
        5.2. Definition Of Operating Expenses.................  8
        5.3. Determination Of Operating Expenses..............  9
        5.4. Final Accounting For Lease Year.................. 10
        5.5. Proration........................................ 11

 6.     UTILITIES............................................. 11
        6.1. Payment.......................................... 11
        6.2. Interruption..................................... 11

 7.     ALTERATIONS........................................... 11
        7.1. Right To Make Alterations........................ 11
        7.2. Title To Alterations............................. 12
        7.3. Tenant Fixtures.................................. 12
        7.4. No Liens......................................... 12

 8.     MAINTENANCE AND REPAIRS............................... 12
        8.1. Landlord's Work.................................. 12
        8.2. Tenant's Obligation For Maintenance.............. 13
             (a) Good Order, Condition And Repair............. 13
             (b) Landlord's Remedy............................ 13
             (c) Condition Upon Surrender..................... 13

 9.     USE OF PREMISES....................................... 14
        9.1.  Permitted Use................................... 14
        9.2.  No Nuisance..................................... 14
        9.3.  Compliance With Laws............................ 14
        9.4.  Liquidation Sales............................... 15
        9.5.  Environmental Matters........................... 15

10.     INSURANCE AND INDEMNITY............................... 16
        10.1. Insurance....................................... 16
        10.2. Quality Of Policies And Certificates............ 17
        10.3. Workers' Compensation........................... 17
        10.4. Waiver Of Subrogation........................... 17
        10.5. Increase in Premiums............................ 17
        10.6. Indemnification................................. 17
        10.7. Blanket Policy.................................. 17

11.     SUBLEASE  AND ASSIGNMENT.............................. 18
        11.1.  Assignnment And Sublease Of Premises........... 18
        11.2.  Rights Of Landlord............................. 19

12.     RIGHT OF ENTRY AND QUIET ENJOYMENT.................... 19
        12.1.  Right to Entry................................. 19
        12.2.  Quiet Enjoyment................................ 19

13.     CASUALTY AND TAKING................................... 19
        13.1.  Termination Or Reconstruction.................. 20
        13.2.  Tenant's Rights................................ 20
        13.3.  Lease To Remain In Effect...................... 20
        13.4.  Reservation Of Compensation.................... 21
        13.5.  Restoration Of Fixtures........................ 21

14.     DEFAULT............................................... 21
        14.1.  Events Of Default.............................. 21
               (a) Abandonment................................ 21
               (b) Nonpayment................................. 21
               (c) Other Obligations.......................... 21
               (d) General Assignment......................... 22
               (e) Bankruptcy................................. 22
               (f) Receivership............................... 22
               (g) Attachment................................. 22
               (h) Insolvency................................. 22
        14.2.  Remedies Upon Tenant's Default................. 22
        14.3.  Remedies Cumulative............................ 23

15.     SUBORDINATION, ATTORNMENT AND SALE.................... 23
        15.1.  Subordination To Mortgage...................... 23
        15.2.  Sale Of Landlord's Interest.................... 24
        15.3.  Estoppel Certificates.......................... 24
        15.4.  Subordination To CC&R's........................ 24

16.     SECURITY.............................................. 25
        16.1.  Deposit........................................ 25

17.     MISCELLANEOUS......................................... 25
        17.1.  Notices........................................ 25
        17.2.  Successors And Assigns......................... 26
        17.3.  No Waiver...................................... 26
        17.4.  Severability................................... 26
        17.5.  Litigation Between Parties.. .................. 27
        17.6   Surrender...................................... 27
        17.7.  Construction................................... 27
        17.8.  Entire Agreement............................... 27
        17.9.  Governing Law.................................. 27
        17.10. No Partnership................................. 27
        17.11. Financial Information.......................... 27
        17.12. Costs.......................................... 28
        17.13. Time........................................... 28
        17.14. Rules And Regulations.......................... 28
        17.15. Brokers........................................ 28
        17.16. Memorandum Of Lease............................ 28
        17.17. Corporate Authority............................ 28
        17.18. Landlord Defaults.............................. 28

EXHIBITS
--------

A   Location Of Premises
B   Real Property Description
C   Construction
D   Acknowledgement Of Lease Commencement

                                     LEASE

        THIS LEASE is made and entered into as of the 6th day of December, 1996, by and between BRITANNIA HACIENDA IV LIMITED PARTNERSHIP, a Delaware limited partnership, hereinafter called "Landlord", and DOCUMENTUM, INC., a Delaware corporation, hereinafter called "Tenant."

                         THE PARTIES AGREE AS FOLLOWS:

                                  1. PREMISES
                                     --------

        1.1 Premises. Landlord leases to Tenant and Tenant hires and leases from
            --------
Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the "Premises") designated in Exhibit A attached hereto and
                                        ---------
incorporated herein by this reference, consisting of approximately 27,738 square feet of space located within Building F (the "Building") in the
BRITANNIA BUSINESS CENTER AT HACIENDA, PHASES III AND IV (the "Center") in the CITY OF PLEASANTON, County of Alameda, State of California, commonly known as 5700 Stoneridge Drive, Suite __, (to be determined) Pleasanton, CA 94588 and located on the real property (the "Property" described in Exhibit B attached
                                                          ---------
hereto and incorporated herein by this reference, together with the nonexclusive right to use any common areas improved and made available from time to time for use by tenants of completed buildings in the Center, including (but not limited to) any such common areas designated from time to time in any Declaration of Covenants, Conditions and Restrictions or similar document affecting the Center.

        1.2. Landlord's Reserved Rights. Landlord reserves the right from time
             --------------------------
to time to (i) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls or leading through the Premises in locations which will not materially interfere with Tenant's use thereof, (ii) relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises, (iii) make alterations or additions to the Building, (iv) construct, alter or add to other buildings or improvements on the Property, (v) build adjoining to the Property, and (vi) lease any part of the Property for the construction of improvements or buildings. Landlord may modify or enlarge the common area, alter or relocate accesses to the Premises, or alter or relocate any common facility. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to materially impair Tenant's ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord's right to undertake reasonable construction activity and Tenant's use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted. Nothwithstanding anything herein to the contrary except with Tenant's prior written consent (which shall not be unreasonably withheld or delayed), Landlord shall not exercise its rights under this Section 1.2 in a manner which will result in a material change in the original site plan for the Property, materially and adversely affect Tenant's use of the Premises, reduce the number of parking spaces available to Tenant, or materially decrease the parking ratio for the Center or the proximity of parking to the Premises.

                                    2. TERM
                                       ----

        2.1. Term. (a) The term of this occur of (i) the date which is five (5)
             ----
days after the date Landlord notifies Tenant that Landlord's work pursuant to
Section 2.4 and Exhibit C is substantially complete (but in no event before
                ---------
March 1, 1997), or (ii) the date Tenant takes occupancy of the Premises (except as otherwise provided in Section 2.2), or (iii) March 1, 1997 (subject to adjustment as hereinafter set forth), the earliest of such dates being herein called the "Commencement Date," and shall end on the day immediately preceding the date 120 Months thereafter, unless sooner terminated or extended (if applicable) as hereinafter provided. For purposes of clause (i) of the first sentence of this Section 2.1 (a), Landlord's work shall be deemed to be "substantially complete" when all of the following have occurred: (A) all improvements to be constructed by Landlord have been completed, except for "punch list" items which do not materially interfere with Tenant's ability to use the Premises for their intended purpose; (B) the City of Pleasanton has issued a certificate of occupancy for the Premises; (C) all utilities reasonably necessary for Tenant's use of the Premises for their intended purpose are connected and available for use at the Premises; and (D) all improvements to be constructed by Landlord as part of the common areas contemplated for, and reasonably necessary for the use and enjoyment of, the Property have been completed, except for "punch list" items which do not materially interfere with Tenant's ability to use the Premises for their intended purpose, available for use by Tenant. For purposes of clause (iii) of the first sentence of this
Section 2.1 (a), the specified date of March 1, 1997 shall be adjusted as follows: The parties intend that Landlord shall have three (3) months to substantially complete Landlord's work, beginning on the date on which Tenant has delivered to Landlord, and Landlord and Tenant have mutually approved, (x) a complete and final space plan for the interior improvements in the Premises and
(y) complete and final electrical, mechanical and other necessary specifications for such improvements and for Tenant's proposed use of the Premises (the "Plan Completion Date"). To the extent the time required to reach substantial completion of Landlord's work exceeds three (3) months after the Plan Completion Date, the March 1, 1997 date in clause (iii) of the first sentence of this
Section 2.1 (a) shall be extended by a number of days equal to the number of days of such excess time; provided, however, that to the extent substantial
                          --------
completion of Landlord's work is delayed by (xx) any change requested by Tenant in the final space plan and/or final specifications following the Plan Completion Date and/or (yy) any negligence or willful misconduct of Tenant or its agents, employees or contractors, the three (3) month period allowed for substantial completion of Landlord's work shall be extended by a number of days equal to the number of days of such delay (thus resulting in a reduction, by a like number of days, of the extension of the March 1, 1997 date in clause (iii) of the first sentence of this Section 2.1 (a)).

        (b) Notwithstanding the provisions of Section 2.1 (a), Tenant shall have a one-time right to terminate this Lease as of the fifth (5th) anniversary of the Commencement Date, conditional only upon (i) Tenant giving written notice of its exercise of such right to Landlord no later than the fourth (4th) anniversary of the Commencement Date and (ii) Tenant paying to Landlord in cash, on or before the fifth (5th) anniversary of the Commencement Date, a termination payment in an amount equal to the sum of (A) the unamortized portion of Landlord's total direct costs (as described in Section 3.1 (c) below) of construction of tenant improvements in the Premises under Section 2.4 and Exhibit C, assuming amortization on a "level payment" basis over the ten (10) year base term of this

Lease with interest imputed at the rate of ten percent (10%) per annum, plus (B) an amount equal to three (3) months' minimum rent at the rate applicable in the sixtieth (60th) month of the term of this Lease under Sections 3.1 (a) and (c) hereof; provided, however, that if, in connection with any such exercise of
        --------
Tenant's early termination right and prior to the fifth (5th) anniversary of the Commencement Date, Landlord (or any affiliate of Landlord) and Tenant enter into a mutually acceptable "new lease" for a larger space in the Britannia Business Center at Hacienda (whether on Willow Road, Stoneridge Drive or Hopyard Road) or in any other Britannia development owned by Landlord or by an affiliate of Landlord in the San Francisco Bay Area, then Tenant shall be released from any obligation to make the termination payment described in clause (ii) of this sentence.

        2.2. Early Possession. Tenant shall have the right to occupy or use the
             ----------------
Premises for the purpose of installing fixtures, equipment, furniture and furnishings and other similar work preparatory to the commencement of business in the Premises, prior to the Commencement Date set forth in Section 2.1, which occupancy or use shall be subject to and upon all of the terms and conditions of this Lease, excluding the obligation to pay rent and other charges; provided, however, that such early possession shall not advance or otherwise affect the termination date set forth in Section 2.1; and provided further, that Tenant shall not interfere with or delay Landlord's contractors by such early possession and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Premises hereunder.

        2.3. Delay In Possession. Landlord agrees to use its best reasonable
             -------------------
efforts to complete prior to the Commencement Date the work described in Section
2.4 and Exhibit C; provided, however, Landlord shall not be liable for any
        ---------
damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder, except as otherwise expressly provided in Section 2.1 (a) hereof with respect to the determination of the Commencement Date.

        2.4. Construction. The obligation of Landlord to perform work to improve
             ------------
the Premises for occupancy is set forth in Exhibit C attached hereto and
                                           ---------
incorporated herein by this reference. Except as set forth in this Section 2.4 and in Exhibit C, Landlord shall have no responsibilities or obligations with
       ---------
respect to preparation of the Premises for Tenant's occupancy. Acceptance by Tenant of possession of the Premises after performance of such work, if any, by Landlord shall constitute acceptance by Tenant of such work in its then completed condition and Landlord shall have no further responsibility of any kind or character for improvement of the Premises or in connection with such work; provided, however, that within thirty (30) days after the Commencement
      --------
Date, Tenant may furnish to Landlord a "punch list" identifying any items or matters in the Premises which are not constructed in accordance with the plans and specifications approved under Exhibit C hereto and Landlord shall promptly
                                  ---------
and diligently correct all such matters at its sole cost and expense; and provided further, however, that notwithstanding anything to the contrary
----------------
contained herein, Landlord warrants to Tenant, effective as of the Commencement Date, that (i) the Building, the interior improvements in the Premises and all common areas necessary to serve the Building are substantially completed and are free from material defects in design and construction, (ii) the electrical, mechanical, plumbing, lighting, air conditioning and heating systems, and the loading doors, if any, on the Building are in good operating condition (to the extent necessary to serve the Premises) and are free of material defects in design, equipment and/or installation, and (iii) the interior improvements in the Premises have been constructed in compliance in all material respects with the plans and specifications developed and approved pursuant to Exhibit C. If it is
                                                  ---------
determined that the warranty set forth in the preceding sentence has been violated in any respect, then it shall be the responsibility of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, correct the condition(s) constituting such violation. Tenant's failure to give such written notice to Landlord within one (1) year after the Commencement Date shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations under this Section 2.4 and Exhibit C except with respect to latent
                                       ---------
defects. TENANT ACKNOWLEDGES THAT THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE BUILDING AND IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

        2.5. Acknowledgement Of Lease Commencement. Upon commencement of the
             -------------------------------------
term of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination and related matters, substantially in the form attached hereto as Exhibit D (with appropriate insertions), which
                               ---------
acknowledgement shall be deemed to be incorporated herein by this reference.

        2.6. Holding Over. If Tenant holds possession of the Premises after the
             ------------
term of this Lease, with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at 125% of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at 150% of the rental (prorated
                                                 ----
on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees) resulting from any delay by Tenant in surrendering the Premises (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

        2.7. Option To Extend Term. Tenant shall have the option to extend the
             ---------------------
term of this Lease, at the minimum rental set forth in Section 3.1(d) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for one additional period of five years, commencing upon expiration of the initial term hereof. Exercise of such option with respect to such extended term shall be by written notice to Landlord at least six (6) months and not more than eight (8) months prior to the expiration of the initial term hereof. If Tenant is in default of any material obligation hereunder on the date of such notice or on the date any extended term is to commence, which default is continuing beyond notice and the expiration of any applicable cure period, then the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the initial term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If

Tenant properly exercises its extension option under this Section, then all references in this Lease (other than in this Section 2.7) to the "term" of this Lease shall be construed to include the extension term thus elected by Tenant. Except as expressly set forth in this Section 2.7, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

                                   3. RENTAL
                                      ------

       3.1. Minimum Rental.
            --------------

        (a) Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, except as otherwise provided herein, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month:

                        Months          Minimum Rental
                        ------          --------------

                        0 - 4           $22,623.30
                        5 - 120         $29,124.90

In addition to the above, effective as of each anniversary of the Commencement Date during the term of this Lease, minimum rental as per Section
3.1 (a) (and Section 3.1 (c), if applicable) will be increased by a factor of four per cent (4%) per annum over the rental rates in effect immediately prior to such anniversary.

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

        (b) The minimum rental amounts specified in this Section 3.1 are based upon an area of 27,738 square feet for the Premises. If the actual area of the Premises, when completed, is greater or less than 27,738 square feet, the minimum rental specified in this Section 3.1 shall be adjusted proportionately to the change in the area of the Premises, as determined in good faith by Landlord's architect on the basis of measurement from the exterior faces of exterior walls, from the centerline of interior demising walls, and from the drip line of any exterior overhangs.

        (c) The minimum rental amounts specified in this Section 3.1 are based upon an estimated tenant improvement allowance of Twenty Five Dollars ($25.00) per square foot for the work to be performed by Landlord on the Premises under
Section 2.4 and Exhibit C. If Landlord's total direct costs of such work
                ---------
(including, but not limited to, construction costs, permit fees and charges, architects', engineers' and other consulting and professional fees and all other related costs incurred in connection with the design and construction of the work) exceed the product of Twenty Five Dollars ($25.00) times the area of the Premises (in square feet) as determined in good faith by Landlord's architect on the basis of measurement described in Section 3.1 (b), then Tenant's minimum monthly rental hereunder, beginning on the Commencement Date and continuing throughout the term hereof, shall be increased by an amount equal to one percent (1%) of the amount by which such total costs exceed the product of Twenty Five Dollars ($25.00) times such area.

        Notwithstanding the above, Landlord is not committed to spend more than Thirty Dollars ($30.00) per sq. ft. on these improvements.

        (d) If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.7 hereof, the minimum rental during the first extended term shall be equal to the fair market rental value of the Premises (as theretofore improved under Section 2.4 and Exhibit C) (including any cost of
                                           ---------
living adjustments or other rental increase provisions then customary in the relevant market for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph). Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental (including any applicable rental increase provisions) for the Premises (as theretofore improved under Section 2.4 and Exhibit C but specifically excluding any improvements which were installed by
---------
Tenant at its own cost) at the commencement of the extended term for the uses permitted hereunder. If the parties agree on such fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the city in which the Property is located or neighboring areas to appraise and set the fair market rental and any applicable rental increase provisions for the Premises at the commencement of the extended term. If either party fails to appoint an appraiser within the allotted time, and such failure continues for five (5) business days after written notice from the other party that the party to which notice is given has failed to make a timely appointment of an appraiser, then the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, they shall appoint a third qualified appraiser within ten (10) days after expiration of such thirty (30) day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court for the county in which the Property is located for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental and any applicable rental increase provisions for the extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the extended term, and (ii) the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease.

        3.2. Late Charge. If Tenant fails to pay when due rental or other
             -----------
amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of eight percent (8%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day following notice from Landlord that such rental or other amount is due; provided however, that if any payment of rent or other amounts by
        --------
Tenant is more than five (5) days late and Landlord gave written notice of delinquency to Tenant prior to such payment, then for the next twelve (12) calendar months after such written notice was given, Tenant shall be liable for late charges on any further payment of rental or other amounts that is not paid on or before the fifth (5th) day after such rental or other amount is due, without any requirement of prior notice from Landlord to Tenant that such rental
-------
or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or nonmonetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

                                   4. TAXES
                                      -----

        4.1. Personal Property. Tenant shall be responsible for and shall pay
             -----------------
prior to delinquency all taxes and assessments levied against or by reason of all alterations and additions and all other items installed or paid for by Tenant under this Lease, and the personal property, trade fixtures and all of the property placed by Tenant in or about the Premises. Upon request by Landlord, Tenant shall furnish at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

        4.2. Real Property. To the extent the real property taxes and
             -------------
assessments on the Premises are assessed separately from the remainder of the Property, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon request by

Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. To the extent the Premises are taxed or assessed as part of the Property, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions of Article 5 of this Lease.

                             5. OPERATING EXPENSES
                                ------------------

       5.1. Payment Of Operating Expenses
            -----------------------------

        (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to forty three point one nine percent (43.19%) (Tenant's Operating Cost Share) of the
Operating Expenses defined in Section 5.2; provided however, that during the
                                           --------
first four (4) months after the Commencement Date, Tenant's Operating Cost Share shall be thirty-three point five percent (33.5%).

        (b) Tenant's Operating Cost Share as specified in paragraph (a) of this
Section is based upon an area of 27,738 square feet for the Premises and an aggregate area of 64,227 square feet for the buildings owned by Landlord on the Property. If the actual area of the Premises (when completed) or of the buildings owned by Landlord, as determined in good faith by Landlord's architect on the basis of measurement described in Section 3.1 (b), differs from the assumed numbers set forth above, Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined.

        (c) If Landlord constructs additional buildings on the Property (or on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Property) from time to time, Tenant's Operating Cost share shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Premises (including any additional space occupied by Tenant from time to time) by the gross square footage of all buildings located on portions of the Property owned by Landlord (or any applicable adjacent property owned by Landlord as described above). In determining said percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof.

        5.2. Definition Of Operating Expenses. Subject to the exclusions and
             --------------------------------
provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Building and the Property (and any applicable adjacent property owned by Landlord as described above), including, without limitation, (i) insurance, property management, building maintenance, landscaping and common area maintenance; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor and new taxes on landlords in addition to taxes now in effect, but excluding (aa) fees, exactions and taxes imposed as a condition to the issuance of any entitlements or building permits related to the Property, and (bb) gift taxes, inheritance taxes, transfer taxes and net income taxes of Landlord; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance: (v) capital improvements to the Property or the buildings and other improvements thereon, amortized over the reasonable useful life of the applicable improvement, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute (provided that the amortizable costs for this category of
            --------
improvement shall be limited to the amount of the reasonably estimated savings to be produced thereby), or (bb) which are required by any law, ordinance, regulation or order of any governmental authority that becomes applicable to the Property after the Commencement Date, or (cc) of which Tenant has use or which benefit Tenant (provided that amortizable improvements under this category shall be limited to those which are approved in writing by Tenant or which are merely a reasonably necessary repair or replacement of an existing improvement with one of like kind and quality, in which event no such approval by Tenant shall be required); and (vi) any other costs allocable to or paid by Landlord, as owner of the Building, pursuant to the terms of any declarations of covenants, conditions and restrictions affecting the Property (or any applicable adjacent property owned by Landlord as described above). Capital improvements shall not include any costs attributable to increasing the size of or otherwise expanding the Building or the cost of the work for which Landlord is required to pay under
Section 2.4. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis. Notwithstanding any other provisions of this Section 5.2, Operating Expenses shall not include any of the following:

        (A) property management fees in excess of three percent of gross rents from the Property;

        (B) the cost to repair damage caused by (i) fire, earthquake or other peril, or (ii) the negligence of Landlord, its agents, employees or contractors, or the other tenants of the Property or their respective agents, employees, contractors or invitees;

        (C) costs associated with procurement of new tenants, preparation of their spaces and enforcement of their leases, including (but not limited to) brokerage commissions, tenant improvement costs and attorneys' fees;

        (D) the cost of maintenance and repair of structural elements of the buildings located on the Property from time to time;

        (E) the cost to repair any defects in design, construction or equipment for any building located on the Property from time to time, to the extent resulting from or attributable to work undertaken by Landlord or by its contractors on Landlord's behalf (including, but not limited to, costs to correct any building code violations caused by or attributable to Landlord's work);

        (F) the cost to investigate and/or remediate any contamination by hazardous or toxic substances or wastes, except to the extent caused by Tenant or its agents, employees, contractors or invitees; or

        (G) the cost to correct any violation of any declaration of covenants, conditions and restrictions applicable to the Property, except to the extent such violation is caused by Tenant or its agents, employees, contractors or invitees.

        5.3 Determination Of Operating Expenses. On or before the Commencement
            -----------------------------------
Date and during the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord Tenant's

Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorate basis) to such month; provided, however, that if such notice is not given in the last month of a Lease year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

        5.4 Final Accounting For Lease Year. Within ninety (90) days after the
            -------------------------------
close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant except as otherwise specifically provided herein. Failure or inability of Landlord to deliver the annual statement within such ninety
(90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages. Notwithstanding any other provisions of this Section 5.4, within sixty
(60) days after receipt of any statement from Landlord setting forth actual Operating Expenses and Tenant's Operating Cost Share for any period (a "Statement"), Tenant shall have the right to audit or review, directly or through its designated representative, Landlord's books and records relating to Operating Expenses for the period covered by the Statement, provided that such audit shall be exercisable only during normal business hours, on not less than ten (10) days prior written notice to Landlord, and at Tenant's sole cost and expense, except as hereinafter provided. To the extent that Tenant, on the basis of such audit, disputes any item in the applicable Statement or in the calculation of Tenant's obligations thereunder, Tenant shall give Landlord written notice of the disputed items, in reasonable detail and with reasonable supporting information, within thirty (30) days after the expiration of Tenant's 60-day audit period, and Landlord and Tenant shall negotiate diligently and in good faith to try to resolve the dispute. If Landlord and Tenant are unable to resolve the dispute within thirty (30) days after Landlord's receipt of Tenant's written notice specifying the disputed items, then either party may elect, by written notice to the other, to have the dispute resolved through an audit by an independent Certified Public Accountant who has not previously rendered professional services to either party. Such review and determination by an independent CPA shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. The independent CPA shall be selected by mutual agreement of Landlord and Tenant; if they are unable to agree on such selection within twenty (20) days after a party's notice of desire to submit the dispute to a CPA review, then the independent CPA shall be appointed by the Presiding Judge of the Alameda County Superior Court upon application by either party (with notice to the other party). If it is determined, on the basis of Landlord's Statement or by mutual agreement of Landlord and Tenant or by independent CPA review, that Tenant owes an amount that is more or less than the estimated payments previously made by Tenant for the applicable period, then Tenant or Landlord, as the case may be, shall pay the deficiency or overpayment to the other party within thirty (30) days after final determination of such underpayment or overpayment. The expenses of the independent CPA, if any, shall be borne by Tenant unless the CPA's determination is that the Statement reflects an overstatement of five percent (5%) or more in Tenant's obligation for Operating Expenses for the applicable period, in which event the expenses of the independent CPA shall be borne by Landlord. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 5.4.

       5.5 Proration. If the Commencement Date falls on a day other than the
           ---------
first day of a Lease Year or if this Lease terminates on a day other than the last day of Lease Year, the amount of Tenant's Operating Cost Share payable by Tenant applicable to such first and last partial Lease Year shall be prorated on the basis which the numbers of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.

                                 6. UTILITIES
                                    ---------

       6.1 Payment. Commencing with the Commencement Date and thereafter
           -------
throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities applied to or consumed in or upon the Premises, including ant taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 5.

       6.2 Interruption. There shall be no abatement of rent or other charges
           ------------
required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption of failure of any service or utility furnished to or used in the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 6.2, however, in the event of any interruption or failure of any services or utility to the Premises which is caused in whole or in part by the negligence or willful misconduct of Landlord or its agents or employees, which continues for more than 48 hours and which materially impairs Tenant's ability to use the Premises for the intended purpose hereunder, then Tenant's rental obligations under this Lease shall be abated in proportion to the degree of impairment of Tenant's use of the Premises, and such abatement shall be retroactive to the commencement of the interruption or failure and shall continue until Tenant's use of the premises is no longer materially impaired thereby.

                                7. ALTERATIONS
                                   -----------

       7.1. Right to Make Alterations. Tenant shall make no alterations,
            -------------------------
additions or improvements to the Premises, other than interior non-structural alterations not affecting any Building systems and costing less than Twenty-Five Thousand Dollars ($25,000.00) in each instances, without the prior written consent of Landlord. Tenant shall give prior written notice to Landlord of any alterations, additions or improvements that do not require Landlord's prior written consent under the preceding sentence, including copies of any plans and specifications relating to such proposed alterations, additions or improvements. All such alterations, additions or improvements shall be completed with due diligence in a first-class workmanlike manner and in compliance with plans and specifications approved in writing by Landlord (as to alterations, additions or improvements for which Landlord's prior written consent is required) and all applicable laws, ordinances, rules and regulations. If Tenant wishes to know in advance whether it will be required to remove any specific alteration, addition, or improvement upon termination of this Lease, as contemplated in Section 7.2 hereof, then Tenant shall make an express request for such a determination by Landlord at the time Tenant requests Landlord's approval of, or gives Landlord prior notice of, the applicable alteration, addition or improvement; if Tenant makes such a written request and Landlord does not, in response thereto, advise Tenant that Landlord intends to require (or at least to reserve the right to require) removal of the applicable alteration, addition or improvement upon termination of this Lease, then Landlord shall not be entitled to later request such removal, notwithstanding any contrary provisions in Section 7.2 hereof.

        7.2. Title To Alterations. All alterations, additions and improvements
             --------------------
installed pursuant to this Lease shall be part of the Building and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's movable furniture and trade fixtures not affixed to the Property.

        7.3. Tenant Fixtures. Notwithstanding the foregoing, Tenant may install,
             ---------------
remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which are affixed to the Premises or which affect the exterior or structural portions of the Building shall require Landlord's written approval (which approval shall not be unreasonably withheld). The foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace solely with Landlord's prior written consent as to location, size and composition (which consent shall not be unreasonably withheld). Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 7.3.

        7.4. No Liens. Tenant shall at all times keep the Premises free from all
             --------
liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises. Tenant shall indemnify, defend and hold Landlord harmless against liability, loss, damage, cost and all other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

                          8. MAINTENANCE AND REPAIRS
                             -----------------------

        8.1. Landlord's Work.
             ---------------

        (a) Landlord shall repair and maintain or cause to be repaired and maintained those portions of the Building outside of the Premises, the common areas of the Property, and the roof, exterior walls and other structural portions of the Building. The cost of all work performed by Landlord under this
Section 8.1 (a) shall be an Operating Expense hereunder, except as otherwise expressly provided in Section 5.2 hereof and/or to the extent such work (i) is required due to the negligence of Landlord or any other tenant of the Building,
(ii) is a service to a specific tenant or tenants, other than Tenant, for which Landlord has received or has the right to receive full reimbursement, (iii) is a capital expense not includible as an Operating Expense under Section 5.2 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section
10.6 hereof). Tenant
knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

        (b) Notwithstanding any contrary provisions of Section 8.1 (a) hereof or of any other provision of this Lease, to the extent a substantially complete replacement (as opposed to ordinary or routine maintenance or repair) is required from time to time with respect to the roof or major building systems (HVAC, plumbing, electrical and mechanical systems) of the Building, Landlord shall perform such replacement when and as reasonably required. To the extent such replacement is required as a result of defective design, construction, installation or materials, or as a result of the negligence or willful misconduct of Landlord or its agents or employees, or as a result of the negligence or willful misconduct of any other tenant of the Property other than Tenant or of any such other tenant's agents, employees or invitees, such replacement shall be at Landlord's sole cost and expense, subject to any rights of reimbursement Landlord may have against contractors, suppliers, other tenants or other third parties. To the extent such replacement is required as a result of the negligence or willful misconduct or Tenant or its agents, employees or invitees, Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6, but subject to the waiver of liability set forth in Section 10.4 hereof. To the extent such replacement is required as a result of casualty or condemnation, the provisions of Article 13 hereof shall be controlling. To the extent such replacement is required due to ordinary wear and tear or obsolescence, the cost of such replacement shall be amortized by Landlord over the useful life of the replacement improvement or system and Tenant shall reimburse to Landlord, as additional rent and not as an Operating Expense, on a monthly basis or at other regular intervals as reasonably requested by Landlord, Tenant's pro rata share (calculated on the same basis as Tenant's Operating Cost Share) of the amortized cost of such replacement allocable to the period of time from the date of replacement until the expiration of the term of this Lease.

        8.2. Tenant's Obligation for Maintenance.
             -----------------------------------

        (a) Good Order. Condition and Repair. Subject to the provisions of
            --------------------------------
Section 2.4 hereof, by accepting possession of the Premises, Tenant acknowledges that the Premises are in good and sanitary order, condition and repair. Except as provided in Section 8.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, the face of the ceiling over Tenant's floor space, HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces and all other interior repairs, foreseen and unforeseen, as required.

        (b) Landlord's Remedy. If Tenant, after notice from Landlord, fails to
            -----------------
make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

        (c) Condition Upon Surrender. At the expiration or sooner termination of
            ------------------------
this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear and damage due to casualty and condemnation excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

                              9. USE OF PREMISES
                                 ---------------

        9.1. Permitted Use. Tenant shall use the Premises solely for general
             -------------
office and administrative purposes, non-retail marketing and sales demonstrations and training classes, and for no other purpose without the prior written consent of Landlord (which consent shall not be unreasonably withheld).

        9.2. No Nuisance. Tenant shall not use the Premises for or carry on or
             -----------
permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of any other tenants or of Landlord in the Building, nor make any other unreasonable use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

        9.3. Compliance With Laws. Tenant shall not use the Premises or permit
             --------------------
the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority because of Tenant's particular use of the Premises (excluding any certificate of occupancy to be obtained by Landlord under Sections 2.1 and 2.4). Tenant shall procure all licenses and permits required for use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, "Requirements" because of Tenant's construction of improvements in or other particular use of the Premises. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Premises shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all costs incurred by landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant. Notwithstanding any other provisions of this Section 9.3, in no event shall Tenant be liable or obligated (A) to make any seismic upgrades or improvements, unless (and then only to the extent) required as a result of any alterations, additions or improvements made by Tenant in or about the Premises;
(B) to remove or encapsulate any asbestos, unless (and then only to the extent) such asbestos was brought onto the Property by Tenant or its agents, employees, contractors or invitees; or (C) to undertake any action to comply with the Americans with Disabilities Act, unless (and then only to the extent) such action is required as a result of Tenant's particular use of the Premises, the conduct of Tenant's business or the making of any alterations, additions or improvements by Tenant in or about the Premises.

        9.4. Liquidation Sales. Tenant shall not conduct or permit to be
             -----------------
conducted any bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

        9.5. Environmental Matters. Without limiting the generality of Tenant's
             ---------------------
obligations set forth in Section 9.3 of this Lease:

        (a) Tenant shall not cause or permit any hazardous or toxic substance or hazardous waste (as defined in any federal, state or local law, ordinance or regulation applicable to such substances or wastes) to be brought upon, kept, stored or used on or about the Property without the prior written consent of Landlord. Nothing in this Section 9.5 (a) shall, however, prohibit Tenant from using ordinary office and cleaning products and other materials reasonably necessary for the conduct of Tenant's business for the permitted uses described in Section 9.1 hereof, regardless of whether such materials constitute hazardous or toxic substances or hazardous wastes, so long as Tenant provides Landlord with prior or concurrent written notice of such use (other than with respect to ordinary office and cleaning products, for which no such notice is required) and complies with the requirements of Sections 9.5 (b) and (c) with respect to such use.

        (b) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of hazardous or toxic substances or wastes in the course of or in connection with the conduct of Tenant's business on the Property, and shall provide Landlord with copies of any and all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with Tenant's use of the Property.

        (c) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) any failure by Tenant to comply with any provisions of subparagraph (a) or (b) above, or (ii) any receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous or toxic substances or wastes on or about the Property by Tenant in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant.

        (d) Landlord represents and warrants to Tenant that the Building and Premises are free of asbestos, lead paint and, to the best of Landlord's knowledge, any other hazardous or toxic substances or wastes. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous or toxic substances or wastes present on the Property as of the Commencement Date, and/or (ii) any unauthorized release into the environment of hazardous or toxic substances or wastes to the extent they result from the negligence of or willful misconduct or omission by landlord or its agents or employees.

        (e) The provisions of this Section 9.5 shall survive the termination of this Lease.

                          10. INSURANCE AND INDEMNITY
                              -----------------------

        10.1. Insurance.
              ---------

        (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense comprehensive public liability and property damage insurance to protect against any liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) One Million dollars ($1,000,000.00) for injury to or death of one person, (ii) Three Million Dollars ($3,000,000.00) for personal injury or death, per occurrence, and (iii) Five Hundred Thousand Dollars ($500,000.00) for property damage, or a combined single limit of public liability and property damage insurance of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord and its general partners and Managing Agent as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligations of Tenant under this Lease.

        (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), fire and "all risk" extended coverage property damage insurance for the Building and interior improvements that are the property of Landlord and for the improvements in the Common Areas of the Property, on a full replacement cost basis, with rental loss insurance. Such insurance may include earthquake and/or flood coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant on or about the Premises.

        10.2. Quality Of Policies and Certificates. All policies of insurance
              ------------------------------------
required to be maintained by Tenant hereunder shall be issued by responsible insurers and shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, after prior notice to Tenant, at Landlord's option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid upon demand, with interest as provided in
Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation, amendment or revision of coverage.

        10.3. Workers' Compensation. Tenant shall maintain in full force and
              ---------------------
effect during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Premises.

        10.4. Waiver of Subrogation. To the extent permitted by law and without
              ---------------------
affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises or any part thereof, or (iv) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iv) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any policy required under this Article 10 denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant under this Article 10 shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

        10.5. Increase In Premiums. Tenant shall do all acts and pay all
              --------------------
expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance on the Premises carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's cost of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

        10.6. Indemnification.
              ---------------

        (a) Tenant shall indemnify, defend and hold Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents, employees or contractors, or breach by Landlord of its obligations hereunder. Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises, or for injuries to Tenant, its agents or third persons in or upon the Premises, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents, employees or contractors. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises.

        (b) Landlord shall indemnify, defend and hold Tenant, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents, employees or contractors.

        10.7. Blanket Policy. Any policy required to be maintained hereunder may
              --------------
be maintained under a so-called "blanket-policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                          11. SUBLEASE AND ASSIGNMENT
                              -----------------------

        11.1. Assignment And Sublease Of Premises. Tenant shall not have the
              -----------------------------------
right or power to assign its interest in this Lease, or make any sublease, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of the balance of the Building or Property. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing or anything in this Section 11.1 to the contrary, Tenant may assign this Lease or sublet the Premises, in whole or in part, without Landlord's consent (but with prior or concurrent written notice to Landlord), to (a) any entity controlled by, controlling or under common control with Tenant, including any entity resulting from a reincorporation of Tenant in another state, or (b) any entity or person which acquires by merger, consolidation or otherwise substantially all of the assets of Tenant, provided that any such assignee assumes in full, in writing and for the benefit of Landlord, the obligations of Tenant under this Lease and that the net worth of the assignee is equal to or greater than that of Tenant immediately prior to the applicable transfer. In addition, Landlord's consent shall not be required for a sale or transfer of the capital stock of Tenant (x) if such sale or transfer occurs in connection with a bona fide financing or capitalization for the benefit of Tenant and does not constitute part of a dissolution, consolidation, merger or reorganization of Tenant as specifically described above, or (y) during any period in which Tenant has a class of publicly traded stock.

        11.2 Rights Of Landlord. Consent by Landlord to one or more assignments
             ------------------
of this Lease or to one or more sublettings of the Premises, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.


                    12. RIGHT OF ENTRY AND QUIET ENJOYMENT
                        ----------------------------------

        12.1. Right Of Entry. Landlord and its authorized representatives shall
              --------------
have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency, for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the premises to prospective tenants, and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

        12.2. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the
              ---------------
rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.


                            13. CASUALTY AND TAKING
                                -------------------

        13.1. Termination Or Reconstruction. If during the term of this Lease
              -----------------------------
the Premises or Building, or any substantial part of either, (i) is damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, (ii) is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or (iii) receives irreparable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate as to the entire Premises at either Landlord's or Tenant's election, by written notice given to the other party within sixty (60) days after the damage or taking has occurred, subject to the following limitations (and, to the extent applicable, the limitations set forth in Section 13.2):

        (a) in the case of damage or destruction prior to the final year of the term of this Lease, (i) Tenant's termination right shall be exercisable only if the time reasonably estimated by Landlord's architect or contractor to be required for the repair or restoration of the Building to the extent necessary to permit Tenant to resume substantially all of its normal business activities therein (the "Estimated Rebuilding Period"), which time estimate shall be given by Landlord to Tenant in writing within forty-five (45) days after the date of the damage or destruction, exceeds one hundred eighty (180) days from the date of the damage or destruction, and (ii) Landlord's termination right shall be exercisable only if either the Estimated Rebuilding Period exceeds one hundred twenty (120) days from the date of the damage or destruction or the reasonably estimated cost of such repair or restoration is not covered by insurance proceeds reasonably available for such repair or restoration under the insurance required to be maintained by Landlord under Section 10.1 (b) hereof;

        (b) in the case of damage or destruction during the final year of the term of this Lease, (i) Tenant's termination right shall be exercisable only if the Estimated Rebuilding Period, which estimate shall be given by Landlord to Tenant in writing within thirty (30) days after the date of the damage or destruction, exceeds ninety (90) days from the date of the damage or destruction, and (ii) Landlord's termination right shall be exercisable only if either the Estimated Rebuilding Period exceeds ninety (90) days from the date of the damage or destruction or the reasonably estimated cost of such repair or restoration is not covered by insurance proceeds reasonably available for such repair or restoration under the insurance required to be maintained by Landlord under Section 10.1 (b) hereof; and

        (c) in the case of damage or destruction during the final year of the initial term of this Lease, if Tenant's extension option under Section 2.7 hereof has not been exercised and has not yet expired under the terms of
Section 2.7 hereof, and if Tenant thereafter exercises such extension option within thirty (30) days after the date of such damage or destruction, then the limitations applicable to the respective termination rights of the parties shall be those set forth in Section 13.1(a) rather than Section 13.1(b).

If neither party elects to terminate this Lease pursuant to the foregoing termination rights (if any) and/or Section 13.2 (if applicable), then Landlord shall promptly and diligently repair any such damage and restore the Premises (to the extent of Landlord's work therein under Section 2.4 and Exhibit C) and
                                                                ---------
the Building as nearly as reasonably possible to the condition existing before the damage or taking.

        13.2. Tenant's Rights. If any portion of the Premises is so taken by
              ---------------
condemnation, Tenant may elect to terminate this Lease if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises. Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate, except that this Lease shall terminate on the date of taking if the date of taking falls on any date before the date of termination designated by Tenant.

        13.3. Lease To Remain In Effect. It neither Landlord nor Tenant
              -------------------------
terminates this Lease as hereinabove provided, this Lease shall continue in full force and effect, except that minimum monthly rental and Tenant's Operating Cost Share shall abate to the extent Tenant's use of the Premises is impaired during the period from the date of the casualty or taking until the repair or restoration of the Premises is completed. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

        13.4. Reservation Of Compensation. Landlord reserves, and Tenant waives
              ---------------------------
and assigns to Landlord, all rights to any award or compensation for damage to the Premises, Building, Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, but only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease. Tenant covenants to deliver such further assignments of the foregoing as Landlord may from time to time request.

        13.5. Restoration of Fixtures. If Landlord repairs or causes repair of
              -----------------------
the Premises after such damage or taking, Tenant at its sole expense shall repair and replace promptly all fixtures, equipment and other property of Tenant located at, in or upon the Premises and all additions, alterations and improvements and all other items installed or paid for by Tenant under this Lease that were damaged or taken, so as to restore the same to a condition substantially equal to that which existed immediately prior to the damage or taking. Tenant shall have the right to make modifications to the Premises, fixtures and improvements, subject to the prior written approval of Landlord. In its review of Tenant's plans and specifications, Landlord may take into consideration the effect of the proposed modifications on the exterior appearance, the structural integrity and the mechanical and other operating systems of the Building.

                                  14. DEFAULT
                                      -------

        14.1. Events Of Default. The occurrence of any of the following shall
              -----------------
constitute an event of default on the part of Tenant:

        (a) Abandonment. Abandonment of the Premises. For purposes of this
            -----------
Section 14.1 (a), "abandonment" shall be defined as the absence of Tenant from the Premises for fifteen (15) consecutive days or more while there exists an event of default on the part of Tenant under any other provision of this Section 14.1, which default has not been cured on or before the expiration of such 15 day period;

        (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord
            ----------
hereunder, such failure continuing for a period of five (5) days after written notice of such failure;

        (c) Other Obligations. Failure to perform any obligation, agreement or
            -----------------
covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure. If it is not possible to cure such default within fifteen (15) days, Tenant shall commence cure within said fifteen (15) day period and shall proceed diligently to complete cure;

        (d) General Assignment. A general assignment by Tenant for the benefit
            ------------------
ot creditors;

        (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by
            ----------
Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

        (f) Receivership. The employment of a receiver appointed by court order
            ------------
to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;

        (g) Attachment. The attachment, execution or other judicial seizure of
            ----------
all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

        (h) Insolvency. The admission by Tenant in writing of its inability to
            ----------
pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

       14.2. Remedies Upon Tenant's Default.
                           ------------------------------
        (a) Upon the occurrence of any event of default described in Section
14.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

        (b) Even if Tenant has breached this Lease or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, it lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

        (c) If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the Civil Code of the State of California, or any successor Code section.

        14.3. Remedies Cumulative. All rights, privileges and elections or
              -------------------
remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                    15. SUBORDINATION, ATTORNMENT AND SALE
                        ----------------------------------

        15.1. Subordination To Mortgage. This Lease, and any sublease entered
              -------------------------
into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or mortgagee, trustee, beneficiary, landlord or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided however, that such subordination in the case of any future
         --------
ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Building, the Property, or both shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a nondisturbance agreement in a form reasonably acceptable to Tenant, confirming that so long as Tenant is not in default hereunder, Tenant's right hereunder shall not be disturbed by such person or entity following any foreclosure or other acquisition of the Property; and provided further, that Tenant's obligations under this Lease shall be
    ----------------
conditioned on Tenant's receipt, within thirty (30) days after mutual execution of this Lease, from SDK Incorporated and from any other ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Property, of a nondisturbance agreement in a form reasonably acceptable to Tenant, confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity following any foreclosure or other acquisition of the Property. If Landlord fails to deliver such signed nondisturbance agreement to Tenant within such 30 day period, then Tenant may terminate this Lease by written notice to Landlord at any time prior to Landlord's delivery of such signed nondisturbance agreement, in which event Landlord shall refund any security deposit and other amounts prepaid by Tenant and neither party shall have any further liability under this Lease. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

        15.2. Sale of Landlord's Interest. Upon Landlord's entire interest in
              ---------------------------
the Building and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment; provided, however, that such relief from liabilities (i) shall be effective only if and to the extent that the transferee expressly assumes in writing, for the benefit of Tenant, Landlord's obligations under this Lease, (ii) shall not apply to Landlord's environmental indemnification under Section 9.5 (d) hereof unless the transferee has, immediately after the transfer, a net worth equal to or greater than that of Landlord immediately prior to the transfer, and (iii) shall not in any event apply to Landlord's obligations with respect to the initial improvement of the Premises under Section 2.4 and Exhibit C.
                               ---------
        15.3. Estoppel Certificates. Either party shall at any time and from
              ---------------------
time to time, within ten (10) days after written request by the other party, execute, acknowledge and deliver to the requesting party a certificate in writing, stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the responding party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder (or, if any such defaults or events exist, specifying the same); and (iv) such other matters as may reasonably be requested by the requesting party or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, or upon any grant of a deed in lieu of foreclosure of any mortgage or deed of trust on the Property or Premises, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to Tenant for execution.

        15.4. Subordination To CC&R'S. This Lease, and any permitted sublease
              -----------------------
entered into by Tenant under the provisions of this Lease, shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions recorded by Landlord with respect to the Property from time to time, provided that the terms of such declarations are reasonable and do not discriminate against Tenant relative to other tenants occupying portions of the Property, and (b) to the Declaration of Covenants, Conditions and Restrictions for Hacienda Business Park (No. 2), as amended from time to time (the "Master Declaration"), the provisions of which Master Declaration are an integral part of this Lease. Tenant expressly agrees to comply in all applicable respects with the provisions of the Master Declaration, as provided under Section 12.3 thereof. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the subordination provided in this Section 15.4.

                                 16. SECURITY
                                     --------
        16.1. Deposit. Concurrently with Tenant's execution of this Lease,
              -------
Tenant shall deposit with Landlord the sum of Twenty Nine Thousand One Hundred Twenty Four Dollars and 90/100 ($29,124.90), which sum (the "Security Deposit") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or may become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an sufficient amount to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. Subject to Landlord's right to use, apply or retain the Security Deposit as described above and subject to applicable law, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration or earlier termination of the term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

                               17. MISCELLANEOUS
                                   -------------
        17.1. Notices. All notices, consents, waivers and other communications
              -------
which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

        To Tenant:      (until Commencement Date)

                        Documentum, Inc.
                        5671 Gibraltar Drive
                        Pleasanton, CA 94588
                        Attn: Director of Legal Affairs

                        (after Commencement Date)

                        Documentum, Inc.
                        5700 Stoneridge Drive, Suite    (to be determined)
                        Pleasanton, CA 94588
                        Attn: Director of Legal Affairs

        with copy to:   Cooley Godward, LLP
                        3000 Sand Hill Road, Building 3, Suite 230
                        Menlo Park, CA 94025
                        Attn: Mark Tanoury

        To Landlord:    BRITANNIA HACIENDA IV LIMITED PARTNERSHIP
                        c/o Britannia Stoneridge, LLC
                        1939 Harrison Street, Suite 412
                        Park Plaza Building
                        Oakland, CA 94612
                        Attn: T.J. Bristow

        with copy to:   Folger, Levin and Kahn, LLP
                        Embarcadero Center West
                        275 Battery Street, 23rd Floor
                        San Francisco, CA 94111
                        Attn: Donald E. Kelley, Jr.

or to such other address as may be contained in a notice at least fifteen
(15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

        17.2. Successors And Assigns. The obligations of this Lease shall run
              ----------------------
with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor.

        17.3. No Waiver. The failure of Landlord to seek redress for violation,
              ---------
or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

        17.4. Severability. If any provision of this Lease or the application
              ------------
thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

        17.5. Litigation Between Parties. In the event of any litigation
              --------------------------
between the parties hereto growing out of this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees. "Prevailing Party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

        17.6. Surrender. A voluntary or other surrender of this Lease by Tenant,
              ---------
or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

        17.7. Construction. The provisions of this Lease shall be construed as a
              ------------
whole according to their common meaning and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

        17.8. Entire Agreement. This written Lease, together with the exhibits
              ----------------
hereto, contains all the representations and the entire understandings between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

        17.9. Governing Law. This Lease and all exhibits hereto shall be
              -------------
construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

        17.10. No Partnership. Nothing contained in this Lease shall be
               --------------
construed as creating any type or manner of partnership, joint venture or Joint enterprise with or between Landlord and Tenant.

        17.11. Financial Information. From time to time Tenant shall promptly
               ---------------------
provide directly to prospective lenders and purchasers of the Premises designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief finandal officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated.

        Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Premises, financial information pertaining to Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

        17.12. Costs. If Tenant requests the consent of Landlord under any
               -----
provisions of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attomeys' fees.

        17.13. Time. Time is of the essence of this Lease, and of every term and
               ----
condition hereof.

        17.14. Rules And Regulations. Tenant shall observe and obey such rules
               ---------------------
and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Premises and the Building.

        17.15. Brokers. Landlord agrees to pay a brokerage commission to Cornish
               -------
& Carey and Colliers and Parrish in connection with the consummation of this Lease in accordance with a separate agreement. Tenant represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold Landlord harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by Tenant with any other broker.

        17.16. Memorandum Of Lease. At any time during the term of this Lease,
               -------------------
either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgment and recordation of such document in reasonable form.

        17.17. Corporate Authority. The person signing this Lease on behalf of
               -------------------
Tenant warrants that he or she is fully authorized to do so and, by so doing to bind Tenant. As evidence of such authority, Tenant shall deliver to Landlord, upon or prior to execution of this Lease, a certified copy of a resolution of Tenant's board of directors authorizing the execution of this Lease and naming the officer that is authorized to execute this Lease on behalf of Tenant.

        17.18. Landlord Defaults. If Landlord fails to perform any obligation,
               -----------------
agreement or covenant under this Lease which relates specifically to the Premises and does not materially affect other tenants of the Property (such as, by way of example and not limitation, Landlord's obligation to maintain the roof, exterior walls and other structural portions of the Building to the extent such portions are part of or relate directly to the Premises), and If such failure continues for fifteen (15) days after written notice of such failure is given by Tenant to Landlord or, if such default is curable in nature but it is not reasonably possible to cure such default within fifteen (15) days, Landlord fails to commence cure within such fifteen (15) day period or thereafter fails to proceed diligently to complete cure, then Tenant shall have the right to perform such obligation or cure such default of Landlord, and Landlord shall reimburse Tenant for the reasonable cost thereof, together with interest at the rate specified in the first sentence of Section 3.2 hereof from the date of payment by Tenant to the date of reimbursement by Landlord, within fifteen (15) days after written notice from Tenant of the completion and cost of such cure, accompanied by copies of invoices or other supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such cure against rent or other charges failing due from time to time under this Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

             "Landlord"                       "Tenant"
        BRITANNIA HACIENDA IV            DOCUMENTUM, INC.
        LIMITED PARTNERSHIP,             a Delaware corporation
        a Delaware Limited Partnership

        By: BRITANNIA STONERIDGE,        By:
            LLC, General Partner,        Its:

        By:
            _________________
              T. J.  Bristow
                 Manager

                                   EXHIBITS

EXHIBIT A   Location of Premises
EXHIBIT B   Real Property Description
EXHIBIT C   Construction
EXHIBIT D   Acknowledgement of Lease Commencement


                             LOCATION OF PREMISES
                             --------------------

                        Map of Premises. (Not Included)


                                   Exhibit A
                                   ---------

                           REAL PROPERTY DESCRIPTION
                           -------------------------

Parcel One (on which Building is located):
----------

Improved real property located in the City of Pleasanton, County of Alameda, State of California, more particularly described as follows:

Parcel B of Parcel Map No. 6874, Filed September 20, 1995, In Book 221 of Parcel Maps, at Pages 25 - 26, Alameda County Records.

Subject to easements, restrictions and other matters of record affecting title.

Parcel Two (balance of Center, on which adjacent building is located):
----------

Improved real property located in the City of Pleasanton, County of Alameda, State of California, more particularly described as follows:

Parcel A of Parcel Map No. 6874, filed September 20, 1995 in Book 221 of Parcel Maps at Pages 25-26, Alameda County Records.

Subject to easements, restrictions and other matters of record affecting title.

                                   EXHIBIT B
                                   ---------

                                 CONSTRUCTION
                                 -------------
        Landlord, at its sole cost and expense (subject to the rental adjustment provisions hereafter set forth), using architects and contractors selected by Landlord in its sole discretion, shall undertake and diligently complete, subject to delays for causes beyond its reasonable control (excluding financial inability), interior tenant improvements in accordance with the Approved Plans and Specifications as hereinafter defined.

        The plans and specifications that will be necessary for construction of the Interior improvements shall be prepared by Landlord and its architect on the basis of a space plan and preliminary specifications to be provided by Tenant, and shall be subject to mutual approval by Landlord and Tenant, such approval not to be unreasonably withheld or delayed (whereupon such plans and specifications shall become the "Approved Plans and Specifications"). Detailed working drawings shall then be prepared by Landlord's architect on the basis of the Approved Plans and Specifications, with any material changes from the Approved Plans and Specifications to be subject to mutual approval by Landlord and Tenant, such approval not to be unreasonably withheld or delayed; provided. however, that any changes required from time to time in the Approved Plans and Specifications, in the working drawings and/or in the final plans and specifications as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to such improvements, or as a result of unanticipated conditions encountered in the course of construction, may be implemented by Landlord after prior written notice to Tenant, but shall not require Tenant's approval or consent (although Landlord agrees to give reasonable consideration to Tenant's views regarding functional characteristics of any such required changes).

        Landlord's work shall be performed in a good and workmanlike manner and shall conform to the Approved Plans and Specifications (as modified from time to time), all applicable governmental codes, laws and regulations in force at the time such work is completed (including but not limited to the Americans with Disabilities Act) and otherwise in accordance with Section 2.4 of the Lease. Landlord shall obtain all permits, licenses and approvals required in connection with the construction of such improvements. Landlord shall use its best reasonable efforts to complete such work prior to the Commencement Date, subject to the effects of any delays caused by or attributable to Tenant or any other circumstances beyond Landlord's reasonable control (excluding financial inability). Landlord and Tenant shall use their respective best reasonable efforts to develop, review and approve (to the extent required under this Exhibit C), as promptly as reasonably possible, all drawings, plans and/or specifications necessary to create and implement the Approved Plans and Specifications.

        The cost of construction of Landlord's work under Section 2.4 and this Exhibit C shall generally be borne by Landlord at its sole cost and expense, up to a maximum expenditure by Landlord of Twenty-Five Dollars ($25.00) per square foot as contemplated in Section 3.1 (c) of the Lease. To the extent such cost of construction exceeds $25.00 per square foot, the excess shall result in a rental adjustment in accordance with Section 3.1 (c) of the Lease. Notwithstanding such rental adjustment provisions, Landlord is not required under any circumstances to spend more than Thirty Dollars (30.00) per square foot for its work under Section 2.4 and this Exhibit C, and Landlord shall be entitled to take such limitation into account in determining whether to approve any features proposed by Tenant as part of the process of developing, modifying (if necessary) and implementing the Approved Plans and Specifications.

                                   EXHIBIT C
                                   ---------

                   ACKNOWLEDGEMENT OF LEASE COMMENCEMENT
                   -------------------------------------

        This Acknowledgement is executed as of , 19 . by BRITANNIA HACIENDA IV LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and Documentum, Inc., a Delaware corporation ("Tenant"), pursuant to Section 2.5 of the Lease dated . 19_ between Landlord and Tenant (the "Lease") covering premises located at Pleasanton, CA 94588 (the "Premises").

Landlord and Tenant hereby acknowledge and agree as follows:

        1. The Commencement Date under the Lease is 19_.

        2. The termination date under the Lease shall be 19 . subject to any applicable provisions of the Lease for extension or early termination thereof.

        3. The final cost of the tenant improvements for the Premises is

         . Based on that cost, the applicable rental adjustment (if any) and/or payment (if any) required under the Lease is as follows (if none, so state):


      .

        4. Tenant accepts the Premises and acknowledges the satisfactory completion of all improvements therein (if any) required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the Lease and to the other provisions of Section 2.4 and Exhibit of the Lease.

EXECUTED as of the date first set forth above.

            "Landlord"                       "Tenant"
        BRITANNIA HACIENDA IV           DOCUMENTUM, INC., a
        LIMITED PARTNERSHIP,            a  Delaware corporation
        Delaware limited partnership

        By : BRITANNIA STONERIDGE, LLC,
             General Partner            By: ________________________

        By: ________________________    Its: _______________________

        T.J. Bristow
        Manager

                                  EXHIBIT D
                                  ---------